UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2024

SILK ROAD MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38847	20-8777622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1213 Innsbruck Drive Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 720-9002

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	SILK	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 17, 2024, Silk Road Medical, Inc. (“Silk Road”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Boston Scientific Corporation, a Delaware corporation (“Boston Scientific”), and Seminole Merger Sub, Inc., a Delaware corporation (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into Silk Road (the “Merger”), with Silk Road continuing as the surviving corporation of the Merger and a wholly-owned subsidiary of Boston Scientific.

In connection with the Merger, Silk Road held a special meeting of stockholders on September 5, 2024, at 1:30 p.m., Pacific Time (the “Special Meeting”). The Special Meeting was held exclusively online via interactive webcast.

At the close of business on July 22, 2024, the record date for the Special Meeting (the “Record Date”), there were 40,630,926 shares of Silk Road’s common stock, par value $0.001 (the “Common Stock”), outstanding and entitled to vote at the Special Meeting. Each share of Common Stock outstanding as of the Record Date was entitled to one vote per share on each matter submitted for a vote at the Special Meeting. At the Special Meeting, a total of 29,979,700  shares of Common Stock were present in person or represented by proxy, which constituted a quorum to conduct business at the Special Meeting.

At the Special Meeting, the stockholders of the Company (i) approved the adoption of the Merger Agreement and (ii) approved, on a non-binding, advisory basis, the compensation that will or may become payable by Silk Road to our named executive officers in connection with the Merger. The following are the voting results of the proposals presented at the Special Meeting, each of which is described in more detail in Silk Road’s definitive proxy statement, dated July 29, 2024 (the “Proxy Statement”), filed by Silk Road with the Securities and Exchange Commission:

	FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
Proposal 1: Adoption of the Merger Agreement.	29,742,025	126,056	111,619	0

Proposal 1 was approved.

Proposal 2: Approval, on a non-binding, advisory basis, of the compensation that will or may become payable by Silk Road to its named executive officers in connection with the Merger.	24,501,514	5,270,120	208,066	0

Proposal 2 was approved.

Proposal 3 described in the Proxy Statement (relating to the adjournment of the Special Meeting, if necessary or appropriate) was deemed not necessary and was not presented at the Special Meeting as a result of the approval of Proposal 1.

The Merger is currently expected to be completed in the second half of 2024, subject to the satisfaction of the remaining closing conditions under the Merger Agreement.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding the pending Merger, the expected timing of the closing of the Merger and other statements that concern Silk Road’s expectations, intentions or strategies regarding the future. There can be no assurance that the Merger will in fact be consummated. Known and unknown risks and uncertainties could cause actual results to differ materially from those indicated in the forward-looking statements, including, but not limited to: (i) the risk that the Merger may not be completed on the anticipated timeline or at all; (ii) the failure to satisfy any of the conditions to the consummation of the Merger, including the risk that required regulatory approvals to consummate the Merger are not obtained, on a timely basis or at all; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring Silk Road to pay a termination fee; (iv) the effect of the announcement or pendency of the Merger on Silk Road’s business relationships, operating results and business generally; (v) risks that the Merger disrupts Silk Road’s current plans and operations; (vi) Silk Road’s ability to retain and hire key personnel and maintain relationships with key business partners, customers and others with whom it does business; (vii) the diversion of management’s or employees’ attention during the pendency of the Merger from Silk Road’s ongoing business operations and other opportunities; (viii) the amount of costs, fees, charges or expenses resulting from the Merger; (ix) potential litigation relating to the Merger; (x) risks that the benefits of the Merger are not realized when or as expected; (xi) the risk that the price of Silk Road’s common stock may fluctuate during the pendency of the Merger and may decline significantly if the Merger is not completed; and (xii) other risks described in Silk Road’s filings with the SEC, including Silk Road’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in Silk Road’s other filings with the SEC. While the list of risks and uncertainties presented here, and the discussion of risks and uncertainties presented in the Proxy Statement, are considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. The forward-looking statements speak only as of the date they are made. Except as required by applicable law or regulation, Silk Road undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILK ROAD MEDICAL, INC.

Date: September 5, 2024	By:	/s/ Kevin M. Klemz
	Name:	Kevin M. Klemz
	Title:	Executive Vice President, Chief Legal Officer and Secretary